THE BANK OF NEW YORK
CORPORATE TRUST AND AGENCY SERVICES
101 BARCLAY STREET
NEW YORK, NEW YORK 10286

CWMBS, INC.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1996-01 CUSIP # 126691
STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.04 OF THE POOLING AND SERVICING AGREEMENT DATED MARCH 1, 1996
CUSIP # 126691

                                             Distribution Date         10/25/96

                                                                                     SINGLE                TOTAL
4.04(i) Reduction of the Stated Amount of Certificates                            CERTIFICATE             AMOUNT
     Class A-1 Certificates.                                             SW5          $11.28531141          $416,213.57
     Class A-2 Certificates.                                             SX3           $0.00000000                $0.00
     Class A-3 Certificates.                                             SYI          $29.58067609        $1,391,770.81
     Class A-4 Certificates.                                             SZ8           $0.00000000                $0.00
     Class A-5 Certificates.                                             TA2           $0.00000000                $0.00
     Class A-6 Certificates.                                             TBO           $0.73869000            $8,125.59
     Class A-7 Certificates.                                             N/A           $0.00000000                $0.00
     Class X Certificates.                                               TD6           $0.00000000                $0.00
     Class A-R Certificates.                                             TE4           $0.00000000                $0.00
     Class PO Certificates.                                              TC8           $0.95780886              $512.99
     Class B-1 Certificates.                                             TFI           $0.73868861            $2,917.82
     Class B-2 Certificates.                                             TG9           $0.73868971            $1,944.97
     Class B-3 Certificates.                                             TH7           $0.73868747            $1,491.41
     Class B-4 Certificates.                                                           $0.73869021              $648.57
     Class B-5 Certificates.                                                           $0.73868821              $388.55
     Class B-6 Certificates.                                                           $0.73868436              $391.18

                                                                                             Total         1,755,501.33
Aggregate amount of any Principal Prepayments                                                              1,628,161.29


4.04(ii) Amounts distributed representing interest                                   SINGLE                TOTAL
                                                                                  CERTIFICATE             AMOUNT
     Class A-1 Certificates.                                                           $5.21253383          $192,243.46
     Class A-2 Certificates.                                                           $5.47154899          $257,436.38
     Class A-3 Certificates.                                                           $5.24137105           $15,100.39
     Class A-4 Certificates.                                                           $5.61575495           $16,178.99
     Class A-5 Certificates.                                                           $6.01543182           $66,169.75
     Class A-6 Certificates.                                                           $6.95494724          $266,595.57
     Class A-7 Certificates.                                                           $0.40552565           $60,138.49
     Class X Certificates.                                                             $0.00000000                $0.00
     Class A-R Certificates.                                                           $0.00000000                $0.00
     Class PO Certificates.                                                            $6.01543291           $23,760.96
     Class B-1 Certificates.                                                           $6.01543107           $15,838.63
     Class B-2 Certificates.                                                           $6.01543338           $12,145.16
     Class B-3 Certificates.                                                          $10.04096958            $5,281.55
     Class B-4 Certificates.                                                           $6.01543726            $3,164.12
     Class B-5 Certificates.                                                           $6.01543012            $3,185.55
     Class B-6 Certificates.
                                                                                             Total         1,024,227.33

4.04(iii)  Amount of shortfall  which is less than the full
amount that would be distributed:
Principal                                                                  0.00
Interest                                                                   0.00

4.04(iv) Stated Amount of Certificates after this
Distribution

                                                                    ORIGINAL                SINGLE                TOTAL
                                                                     BALANCE           CERTIFICATE               AMOUNT
     Class A-1 Certificates.                                  $36,881,000.00         $936.44808709       $34,537,141.90
     Class A-2 Certificates.                                  $15,580,000.00       $1,000.00000000       $15,580,000.00
     Class A-3 Certificates.                                  $47,050,000.00         $943.13914899       $44,374,696.96
     Class A-4 Certificates.                                   $2,881,000.00         $898.52072544        $2,588,638.21
     Class A-5 Certificates.                                   $2,881,000.00         $898.52072544        $2,588,638.21
     Class A-6 Certificates.                                  $11,000,000.00         $994.91897000       $10,944,108.67
     Class A-7 Certificates.                                  $48,239,000.00         $997.69689629       $48,127,900.58
     Class X Certificates.                                   $148,297,622.57         $975.55504291      $142,941.312.04
     Class A-R Certificates.                                       $1,000.00           $0.00000000                $0.00
     Class PO Certificates.                                      $535,587.03         $983.93319943          $526,981.86
     Class B-1 Certificates.                                   $3,950,000.00         $994.91896962        $3,929,929.93
     Class B-2 Certificates.                                   $2,633,000.00         $994.91897076        $2,619,621.65
     Class B-3 Certificates.                                   $2,019,000.00         $994.91897474        $2,008,741.41
     Class B-4 Certificates.                                     $878,000.00         $994.91896355          $873,538.85
     Class B-5 Certificates.                                     $526,000.00         $994.91897338          $523,327.38
     Class B-6 Certificates.                                     $529,563.13         $994.91898161          $526,872.41

                                                                                             Total       169,750,138.02

4.04(v) The Pool Stated Principal Balance for the
following Distribution Date:                                     169,750,138.02

4.04(vi) Senior Percentage for the following
Distribution Date                                              93.864821635142%
Subordinated Percentage for the following Distribution
Date                                                            6.135178364858%

4.04(vii) Amount of the Master Servicing Fees paid to or
retained by the Master Servicer with respect to such
Distribution Date                                                     35,730.34


4.04(viii) Pass-through Rate for each such Class of
Certificates
     Class A-1 Certificates.                                                                                   6.60000%
     Class A-2 Certificates.                                                                                   6.70000%
     Class A-3 Certificates.                                                                                   6.75000%
     Class A-4 Certificates.                                                                                   7.00000%
     Class A-5 Certificates.                                                                                   7.50000%
     Class A-6 Certificates.                                                                                   7.25000%
     Class A-7 Certificates.                                                                                   7.25000%
     Class X Certificates.                                                                                     0.49882%
     Class A-R Certificates.                                                                                   7.25000%
     Class PO Certificates.                                                                                    0.00000%
     Class B-1 Certificates.                                                                                   7.25000%
     Class B-2 Certificates.                                                                                   7.25000%
     Class B-3 Certificates.                                                                                   7.25000%
     Class B-4 Certificates.                                                                                   7.25000%
     Class B-5 Certificates.                                                                                   7.25000%
     Class B-6 Certificates.                                                                                   7.25000%

4.04(ix) Amount of Advances included in the distribution
on this Distribution Date                                             10,014.64
Aggregate amount of Advances outstanding as of the close
of business on such Distribution Date.                                20,331.26


4.04(x) A. The number and aggregate principal amounts of
Mortgage Loans delinquent
                                            30 to 59 days                                        2           367,072.63
                                            60 to 89 days                                        2           513,269.32
                                               90 or more                                        1           395,518.50

B. The number and aggregate principal amounts of Mortgage Loans in foreclosure and delinquent

In Foreclosure                                                1      283,275.94

4.04(xi)  Loan number and Stated Principal Balance for
any Mortgage Loan that became an REO Property during the
preceding calendar month                                                   0.00

4.04(xii) Total number and principal balance of any REO
Properties as of the close of business on the
Determination Date preceding such Distribution Date                        0.00

4.04(xiii) Senior Prepayment Percentage for following
Distribution Date                                             100.000000000000%

4.04(xiv) Aggregate amount of Realized Losses incurred
during preceding month
Aggregate amount of Realized Losses through Distribution
Date                                                                       0.00

4.04(xv)Special Hazard Loss Coverage Amount                        3,760,049.30
Required Fraud Loss Coverage                                       8,000,007.24
Current Bankruptcy Coverage                                           50,000.00